Exhibit 99.1

5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:  Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces Pricing of
Common Stock Offering

Glenville, New York – June 30, 2011

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that it has priced a public offering of 13.6 million shares of common stock at $4.60 per share for gross proceeds of approximately $62.6 million.   The Company expects to close the sale of the shares on or about July 6, 2011, subject to customary closing conditions. Sandler O’Neill + Partners, L.P. is acting as the sole book-running manager and Stifel, Nicolaus & Company, Incorporated is acting as co-manager for the offering. After the underwriting discount and estimated offering expenses payable by TrustCo, the Company expects to receive net proceeds of approximately $58.7 million.  TrustCo intends to use the net proceeds for general corporate purposes, including investment in its subsidiary, Trustco Bank. The underwriters will have a 30-day option to purchase up to an additional 2.0 million shares of common stock from TrustCo to cover over-allotments, if any.

TrustCo has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, (866) 805-4128 or from Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202, (443) 224-1988.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state.  Offers may be made only by means of a prospectus and a related prospectus supplement.

TrustCo Bank Corp is a $4.0 billion bank holding company and through its subsidiary, Trustco Bank, operates 134 offices in New York, New Jersey, Vermont, Massachusetts, and Florida. In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” may include statements regarding future events or performance and statements regarding TrustCo’s ability to offer and sell securities under its shelf registration statement. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect our actual results and could cause our actual financial performance to differ materially from that expressed in any forward-looking statement: credit risk, the effects of and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations, competition, the effect of changes in financial services laws and regulations (including laws concerning taxation, banking and securities), real estate and collateral values, changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board (“FASB”) or the Public Company Accounting Oversight Board; changes in local market areas and general business and economic trends and the matters described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010, as amended, and in our subsequent securities filings.